Exhibit 5.1

TROYGOULD PC

1801 Century Park E., 16th Floor

Los Angeles, California 90067

April 28, 2017

CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

Re:	Registration Statement on Form S-3, (Registration No. 333-217184)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated April 21, 2017 (the “Base Prospectus”), the preliminary prospectus supplement dated April 27, 2017 (the “Preliminary Prospectus”) and the prospectus supplement dated April 28, 2017 (collectively with the Base Prospectus and the Preliminary Prospectus, the “Prospectus”). The Prospectus relates to the offering by CytRx Corporation (the “Company”) of 30,000,000 shares (the “Shares”) of the company’s common stock, par value $0.001 per share. The Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the company in connection with the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the federal laws of the United States and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement remains effective.

Very truly yours,

/s/ TROYGOULD PC